SCHEDULE 14A INFORMATION

CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
ACT OF 1934

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_| Preliminary Consent Statement
|_| Confidential, for Use of the Commission only (as permitted by rule
    14a-6(e)(2))
|_| Definitive Consent Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to sec.240.14a-11(c) or Rule 14a-12

                           VESTCOM INTERNATIONAL, INC.
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                (Name of Registrant as Specified in Its Charter)

            HARISH K. CHOPRA -- TIMETRUST, INC. and R-SQUARE LIMITED
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   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

To the Shareholders of Vestcom International, Inc.:

      The attached open letter of Harish K. Chopra President of TimeTrust, Inc. is being provided to you pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 as "build-up material" relative to a proxy solicitation or a consent solicitation presently contemplated by Harish K. Chopra , TimeTrust, Inc. and R-Squared Limited (collectively, the "Solicitators").

THE LETTER IS NOT A PROXY STATEMENT NOR A CONSENT STATEMENT.

            THE LETTER IS NOT A PROXY STATEMENT OR A CONSENT STATEMENT. PLEASE READ THE DEFINITIVE PROXY STATEMENT CAREFULLY, WHEN IT IS AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SOLICITORS, THE PROPOSALS THEY WILL BE ASKING THE SHAREHOLDERS TO APPROVE, AND ANY PERSONS THEY WILL PROPOSE TO BE ELECTED TO SERVE ON VESTCOM'S BOARD OF DIRECTORS.

      YOU MAY OBTAIN A FREE COPY OF THIS LETTER, AT THE SEC'S WEB SITE AT http://www.sec.gov. YOU MAY OBTAIN A FREE COPY OF THE LETTER FROM THE SOLICITORS AT TIMETRUST, INC., 1455 FRAZEE ROAD, SUITE 420, SAN DIEGO, CA 92108, (619) 308-0880, FAX (619) 308- 0881.

      The participants in the solicitation and their holdings of Vestcom's common stock are:

Name and Address                          Amount and Nature                 Percent of
Participant                            Of Beneficial Ownership                Class
----------------                  -----------------------------------      ------------
1. Harish K. Chopra(1)(3)         670,800 shares of common stock(1)(3)     7.41%(1)(3)
   1455 Frazee Road
   Suite 420
   San Diego, CA 92108

2. Howard April(2)                141,464 shares of common stock(2)        1.56%
   1906-5150 MacDonald Avenue
   Montreal, Quebec
   Canada
   H3X 2V7

3. Parker S. Kennedy                            -0-                        -0-
   1 First American Way
   Santa Ana, CA 92707

--------------------

(1) Includes 84,100 shares held by TimeTrust, Inc. 556,200 shares of Vestcom common stock held by R-Squared Limited, an affiliate of TimeTrust, Inc. and 30,500 shares held by Mr. Chopra personally. Based upon 9,056,806 shares of Common Stock reported by the Company to be outstanding on May 1, 2000

(2) Includes 13,718 shares of Vestcom common stock and 127,746 dividend access shares held by Mr. April which are convertible into 127,746 shares of Vestcom common stock. Mr. April's son, Leonard April, holds 127,746 shares of Vestcom common stock, as to which Howard April disclaims beneficial ownership.

4. Frank E. Raab                  2,000 shares of common stock           0.002%
   865 S. Figuerera #2500
   Los Angeles, CA 90017

5. Robert J. Verrilli             3,500 shares of common stock             -0-
   1455 Frazee Road
   Suite 420
s   San Diego, CA 92108

6. R-Squared Limited(3)           670,800 shares of common stock           7.41%(3)
   P.O. Box 1586 GT
   Cardinal Avenue
   George Town
   Grand Cayman
   British West Indies

7. TimeTrust, Inc.(3)             670,800 shares of common stock(3)        7.41%(3)
   1455 Frazee Road
   Suite 420
   San Diego, CA 92108

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(3)   Mr. Chopra, TimeTrust, Inc. and R-Square Limited, are members of a "group"
      as defined by Rule 13d under the Securities Exchange Act of 1934, pursuant to which each is deemed to be the beneficial owner of the aggregate number of Vestcom common shares beneficially owned by all members of the group, as a group.

TIMETRUST, INC.
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1455 Frazee Road                                               Tel: 885-549-7500
Suite 420                                                      Tel: 619-308-0880
San Diego, California 92108                                    Fax: 619-308-0881

                                  PRESS RELEASE

                                              Contact: Robert Verrilli
                                                       Chief Financial Officer
FOR IMMEDIATE RELEASE

      San Diego, California - June 8, 2000 - Harrish Chopra Meets with Vestcom Board; Poison Pill Litigation Continues; Open Letter to Vestcom Shareholders

Dear Vestcom Shareholders:

      In my previous communication to you on May 18, 2000, I shared my deeply seated concerns regarding incumbent management's motives until they make a definitive announcement that the present merger/acquisition discussions they are undertaking will lead to a favorable conclusion, that is, a proposal in which shareholder value would exceed the present market value price of Vestcom's common stock.

      I have not forgotten, nor have our shareholder supporters, that, when faced with a deteriorating operational and financial environment, the Board acted in its own self interest and entrenched itself at the expense of shareholders by 1) providing elaborate severance agreements to the incumbent top executives, 2) amending the Corporate by-laws to restrict shareholder rights to call special meetings and 3) to enact a "Dead-hand Poison Pill" that restricted any acquisition -- minded party to less than 10% ownership. As you know, the threat of our on-going litigation caused management to amend their "Poison Pill" but not to remove it. Consequently, our litigation efforts are still continuing for all of our benefit.

      In the spirit of seeking the best value for Vestcom shareholders I met with the Vestcom Board on May 31, 2000. Incumbent management provided me a sense that a financial and operational turnaround is taking place as indicated in the Company's latest financial reports. The Board has convinced me that at the present time that it is working diligently to accomplish a sale, but that any significant transaction was not going to take place before the annual shareholders meeting

      At that May 31, 2000 meeting with the incumbent Board, I expressed my continued confidence in the Company's intrinsic worth and offered to purchase 1 million shares of Company Common Stock at a price to be negotiated directly from the Company. The additional working capital could be used to fund an acceleration of its ongoing operational investment programs. That offer was declined because the Board thought it would interfere with their on-going third party discussions.

      In light of the foregoing events, I thought it would be appropriate to give the shareholders the benefit of my present thoughts:

      I intend to give this incumbent management more time, beyond the June 14, 2000 annual shareholders meeting, to effect a beneficial transaction for all shareholders. As long as I believe that the Board is working earnestly toward the completion of a definitive transaction, I do not want to be an obstacle to that process.

      Finally, I wish to assure shareholders that even though I have decided to give management more time to sell the Company, this decision is not an open ended invitation to stall. I will continue my efforts to seek ways to enhance shareholder value and if that means commencing a new solicitation for shareholder votes sometime in the future then I am prepared to take that action.

                                Very truly yours,
                                Harish K. Chopra
                                President